Exhibit 10.8

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is dated as of August 11, 2015 (the “Effective Date”), by and between Berrueta Family L.P., a California limited partnership (“Landlord”) and Protagonist Therapeutics, Inc., a Delaware corporation (“Tenant”), with reference to the following facts and objectives:

RECITALS

A. Landlord and Tenant entered into that certain Lease, dated as of September 30, 2013 (the “Initial Lease”), as amended by that certain First Amendment to Lease dated as of March 24, 2014 (the “First Amendment”), and that certain Second Amendment to Lease dated as of May 4, 2015 (the “Second Amendment”, pertaining to certain premises located at 521 Cottonwood Drive, Milpitas, California. Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 5,900 rentable square feet (the “Existing Premises”).

B. Landlord and Tenant desire to amend the Lease to, among other things, expand the Premises as defined in the Lease to include additional space adjacent to the Existing Premises, consisting of approximately 4,393 rentable square feet, as shown on Exhibit A attached hereto (the “Expansion Space”). The Initial Lease, as amended by the First Amendment and the Second Amendment shall be referred to as the “Lease”.

AGREEMENT

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Effective Date. The terms of this Amendment shall be effective on the Effective Date.

2. Expansion. Effective as of the later of (i) September 1, 2015, or (ii) the date upon which the Tenant Improvements (as defined in Section 6 herein) are substantially complete (the “Expansion Space Commencement Date”), through August 31, 2017 (the “Expansion Space Expiration Date”), the Premises shall include the Expansion Space (the “Expansion Space Term”), the square footage of the Premises shall be increased from 5,900 rentable square feet to 10,293 rentable square feet, and the Existing Premises and the Expansion Space shall collectively be deemed the Premises. On the Expansion Space Commencement Date, the Expansion Space shall be delivered to Tenant vacant and in its current as-is condition, subject to latent defects, and with all Tenant Improvements substantially complete, and Tenant shall not be entitled to receive, with respect to the Expansion Space, any allowance, free rent or other financial concession granted with respect to the Existing Premises. Notwithstanding the foregoing, any delay in delivery of the Expansion Space beyond September 1, 2015 shall result in a postponement of Tenant’s obligation to pay Rent until the Expansion Space Commencement Date, but shall not otherwise subject Landlord to any liability for loss or damage resulting therefrom.

3. Surrender of Expansion Space. On the Expansion Space Expiration Date, Tenant shall surrender the Expansion Space in accordance with Section 21 of the Lease, and Tenant’s failure to do so shall be considered a holdover as to the Expansion Space as provided therein.

4. Tenant’s Share. Effective throughout the Expansion Space Term, Tenant’s Share of the Building shall be increased from 8.90% to 15.53%

5. Base Rent. Effective as of the Expansion Space Commencement Date, the Base Rent schedule on the first page of the Lease shall be changed to the following:

Expansion Space Commencement Date – April 30, 2016:	$30,364.35
May 1, 2016 – April 30, 2017:	$31,275.28
May 1, 2017 – August 31, 2017:	$32,213.53
September 1, 2017 – April 30, 2018:	$18,464.96

6. Tenant Improvements. Prior to the Expansion Space Commencement Date, Landlord shall use commercially reasonable efforts to complete the following work at its own expense:

•	Paint touched up with addition of two (2) accent walls

•	Carpets steam cleaned

•	Broken or stained ceiling tiles replaced

•	One (1) light fixture added

7. Termination Option. The Termination Option described in Section 4 of the Second Amendment is hereby deleted in its entirety.

8. Security Deposit. The Security Deposit is hereby increased by Twelve Thousand Nine Hundred Fifty-Nine and 35/100 Dollars ($12,959.35) and Tenant shall deliver such amount to Landlord concurrently herewith. Tenant has delivered to Landlord evidence satisfactory to Landlord of its receipt of at least Fifteen Million Dollars ($15,000,000) in equity financing.

9. Miscellaneous. This Amendment, together with the Lease, constitutes the entire agreement between Landlord and Tenant regarding the Lease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns. No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both Landlord and Tenant. Except as specifically amended hereby, all of the terms and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Lease. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same Amendment. This Amendment may be delivered to the other party hereto by facsimile or email transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first above written.

LANDLORD:	TENANT:

BERRUETA FAMILY L.P., a California limited partnership	PROTAGONIST THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Maria Berrueta	By:	/s/ William A. Hodder

Name:	Maria Berrueta	Name:	William Hodder

Its:	General Partner	Its:	SVP, Corporate Development

Exhibit A

521 Cottonwood Dr.

Milpitas, CA 95035